Exhibit 5.3

March 5, 2010

Morgan Stanley & Co. Incorporated
UBS Securities LLC
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
RBC Capital Markets Corporation
Barclays Capital Inc.
Scotia Capital (USA) Inc.
Nataxis Bleichroeder LLC
Daiwa Securities America Inc.
U.S. Bancorp Investments, Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Cahill Gordon & Reindel LLP
Eighty Pine Street
New York, NY 10005-1702
USA

Blake, Cassels & Graydon LLP
3500, 855 2nd Street SW
Calgary, AB T2P 4J8
Canada

The Bank of New York Mellon
101 Barclay Street, 4E
New York, NY 10286
USA

Dear Sirs/Mesdames:

Re:          Purchase Agreement (the “Purchase Agreement”) dated as of February 26, 2010, among Niska Gas Storage US, LLC (“Niska US”), Niska Gas Storage US Finance Corp. (“US Finco” and together with Niska US, the “US Issuers”), Niska Gas Storage Canada ULC (“Niska Canada”), Niska Gas Storage Canada Finance Corp. (“Canadian Finco” and together with Niska Canada, the “Canadian Issuers” and the US Issuers and Canadian Issuers together the “Issuers”) and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, RBC Capital Markets Corporation, UBS Securities LLC, Barclays Capital Inc., Scotia Capital (USA) Inc. and Nataxis Bleichroeder LLC (together, the “Purchasers”) of US $800 million aggregate of units (the “Units”), each Unit consisting of US $218.75 principal amount of the 8.875% Senior Notes due 2018 of the US Issuers (the “US Notes”) and US $781.25 principal amount of the 8.875% Senior Notes due 2018 of the Canadian Issuers (the “Canadian Notes”).

Introduction

This opinion letter is furnished to you pursuant to Section 8(c) of the Purchase Agreement.  Unless otherwise indicated herein, capitalized terms used herein have the meanings ascribed to such terms in the Purchase Agreement.

We have acted as Alberta and Ontario counsel to:

(a)           Niska US;

(b)           US Finco;

(c)           Niska Canada;

(d)           Canadian Finco;

(e)           AECO Gas Storage Partnership, an Alberta general partnership (“AECO”);

(f)            Niska GP Alberta ULC, an Alberta unlimited liability corporation (“Niska GP Alberta”);

(g)           EnerStream Agency Services Inc., an Ontario corporation (“EnerStream”);

(h)           Access Gas Services Inc., a British Columbia corporation, (“BC Access Gas”);

(i)            Access Gas Services (Alberta) Inc., an Alberta corporation (“AB Access Gas”); and

(j)            Access Gas Services (Ontario) Inc., an Ontario corporation (“ON Access Gas”),

in connection with the Purchase Agreement and the other Transaction Documents (as defined below).  Collectively, Niska Canada, Canadian Finco, AECO, Niska GP Alberta, EnerStream, BC Access Gas, AB Access Gas and ON Access Gas are referred to herein as the “Niska-Canada Group Entities”.  Collectively, the Niska-Canada Group Entities and the US Issuers are referred to herein as the “Transaction Parties”.

Collectively, Canadian Finco, AB Access Gas, ON Access Gas, EnerStream, Niska Canada and Niska GP Alberta are referred to herein as the “Corporate Transaction Entities”.

Scope of Review

For the purposes of this opinion letter, we have participated in the preparation of and examined executed copies of the following documents, each dated March 5, 2010, except as otherwise set forth below:

1.             the Offering Memorandum of the Issuers dated February 26, 2010 (the “Offering Memorandum”) and the Canadian Offering Memorandum of the Issuers dated February 26, 2010 (the “Canadian Offering Memorandum”, and together with the Offering Memorandum, the “Offering Documents”);

2.             the U.S.$800 million aggregate principal amount of Units issued March 5, 2010 pursuant to the terms of the Indenture (as defined below) and purchased by the Representatives pursuant to the Purchase Agreement;

3.             the Purchase Agreement;

4.             the Registration Rights Agreement dated as of March 5, 2010 among the US Issuers, the Canadian Issuers, the Guarantors and the Representatives (the “Registration Rights Agreement”);

5.             the Indenture dated as of March 5, 2010 among the US Issuers, the Canadian Issuers, the Guarantors and the Trustee (the “Indenture”); and

6.             a notation of guarantee dated as of March 5, 2010 executed by the Guarantors (the “Notation of Guarantee”), endorsed on the Canadian Notes and the US Notes.

The Canadian Notes and the documents set forth in paragraphs 3 to 6 are referred to collectively as the “Transaction Documents” and individually as a “Transaction Document”.  The Canadian Notes, the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notation of Guarantee are referred to collectively as the “New York Documents” and individually as a “New York Document”.

We have also examined for the purposes of this opinion letter the following, a copy of each of which has been provided to you, and we have relied on the same as to various matters of fact expressed therein for purposes of the opinions expressed below:

1.             Certificates of status dated March 4, 2010, in respect of each of the Niska-Canada Group Entities (other than AECO and BC Access Gas) issued pursuant to the Business Corporations Act (Alberta) or the Business Corporations Act (Ontario), as applicable (the “Certificates of Status”);

2.             Trade Name/Partnership search results dated March 4, 2010, in respect of AECO as a partnership in Alberta issued under the authority of the Registrar of Corporations for Alberta (the “Partnership Search Result”);

3.             a certificate of an authorized officer of each of the Corporate Transaction Parties (including a certificate of the managing partner of AECO), dated as of the date hereof, containing, among other things, a certified copy of the articles and by-laws of each entity and a certified copy of a resolution of the directors of each entity relating to the Transaction Documents to which it is a party (the “Corporate Certificates”); and

4.             a certified copy of the Partnership Agreement dated March 5, 2010 (the “Partnership Agreement”) between Niska Canada and Niska GP Alberta and a resolution of the partners of AECO, in each case relating to the Transaction Documents to which AECO is a party.

We have also made such investigations, examined such certificates of public authorities, corporate and partnership records and other documents certified or otherwise identified to our satisfaction, and considered such questions of law as we have considered necessary to provide the opinions expressed herein.

In rendering the opinions expressed in:

1.             paragraphs 1,  2 and 3 below under “Opinions” we have relied solely on the Certificates of Status;

2.             paragraph 4 below under “Opinions” we have relied solely on the Partnership Search Result;

3.             paragraphs 11, 12, 13 and 14 below under “Opinions” we have relied solely on the minute books of the relevant Niska-Canada Group Entities provided to us and the Corporate Certificates; and

4.             paragraph 26 below under “Opinions” we have relied as to factual matters regarding AECO Hub and its operations solely upon information provided to us by the Niska-Canada Group Entities either in the virtual data room prepared in connection with this transaction by the Niska-Canada Group Entities or in response to questions posed by us to the Niska-Canada Group Entities and the Corporate Certificates.  We have not undertaken any special or independent investigation to determine the existence or absence of such facts.  No inference as to our knowledge as to such facts should be drawn merely from our representation of the Niska-Canada Group Entities.

Assumptions

In providing the opinions expressed herein, we have assumed:

(a)           the genuineness of all signatures on all documents submitted to us as originals and on the originals of all documents submitted to us as copies;

(b)           the authenticity of all documents submitted to us as originals and the originals of all documents submitted to us as copies;

(c)           the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile, PDF or photostatic copies of original documents;

(d)           except to the extent that they are otherwise the subject of an opinion herein, the due authorization, execution and delivery of all Transaction Documents by each party thereto and the legal existence, power and capacity of each such party, and the legal capacity of all individuals;

(e)           each Transaction Document constitutes a legal, valid and binding obligation of each party thereto, enforceable against it in accordance with its terms;

(f)            the indices and filing systems maintained at public offices that we have searched were accurate and complete on the dates of our searches;

(g)           no order, ruling or decision of any court or regulatory or administrative body is in effect at any material time that restricts any trades in securities of the Issuers or that affects any person or company (including the Issuers, the Representatives or their affiliates) that engages in such a trade;

(h)           that each of the Representatives is an “accredited investor” (as that term is defined in National Instrument 45-106 — Prospectus and Registration Exemptions (“NI 45-106”)) and is purchasing the Units as principal;

(i)            that the representations of each Canadian purchaser of Units deemed to have been given by such purchaser in favour of the Issuers, the Representatives and each dealer participating in the offering and resale of the Units, as set out in the Offering Documents, are true and correct in all respects and that each Canadian purchaser of Units who resides in Alberta or Ontario is an “accredited investor” (as that term is defined in NI 45-106) and is purchasing the Units as principal;

(j)            that the Representatives have complied with their covenants set out in the Purchase Agreement;

(k)           the Offering Documents were delivered to each purchaser who is resident in Alberta and Ontario before the time when such purchaser agreed to purchase the Units;

(l)            each Representative or its affiliates involved in any trade of the Units in Alberta or Ontario is duly registered or permitted to rely on an exemption from registration under Alberta Securities Laws (as defined herein) or Ontario Securities Laws (as defined herein), as applicable, and has complied with Alberta Securities Laws or Ontario Securities Laws, as applicable, in connection with the offering for sale of the Units to the purchasers and to prospective purchasers;

(m)          each Canadian purchaser who resides in Alberta or Ontario and who has requested that the certificates representing any of the Units be registered in the name of and/or delivered to a person with an address in another jurisdiction have done so only for safekeeping of such certificates, which does not constitute or create a connection with such other jurisdiction sufficient to render the securities laws of such other jurisdiction in any manner applicable to the sale of Units to such Canadian purchaser;

(n)           other than as disclosed in the Offering Documents, each of the Issuers is not a “related issuer” or “connected issuer” (as those terms are defined in National Instrument 33-105 - Underwriting Conflicts) of, and has no material indebtedness to, any registrant involved in any trade of the Units, or any related issuer of any such registrant; and

(o)           no “material change” within the meaning of each of the Securities Act (Alberta) and Securities Act (Ontario), and no change in the terms and conditions of the offering of Units as set out in the Offering Documents, in either case requiring an amendment to the Offering Documents, has occurred since the date of the Offering Documents.

Searches

We have conducted, or have caused to be conducted, searches at the Alberta Personal Property Registry (“Alberta PPR”) and under the Personal Property Security Act (Ontario) (“Ontario PPSA”) and the Alberta Agency of the Bank of Canada for notices of intention to give security under Section 427 of the Bank Act (“Bank Act Registry”) as identified in Schedule “A” (the “Searches”) against the debtor names and as of the date(s) set forth in Schedule “A”.  The only registrations, filings or recordings against such debtor names disclosed by the Searches are set forth in Schedule “A”.

Applicable Law

We are solicitors qualified to carry on the practice of law in Alberta and Ontario and we express no opinions as to any laws, or any matters governed by any laws, other than the laws of Alberta and the federal laws of Canada applicable in Alberta (collectively, “Alberta Law”) and the laws of Ontario and the federal laws of Canada applicable in Ontario (collectively, “Ontario Law”) in each case in effect at the date hereof.

For the purposes of this opinion letter:

(a)           the term “Alberta Securities Laws” means the Securities Act (Alberta) and the regulations and rules thereunder and all policy statements, blanket rulings, orders, notices and directions issued by the Alberta Securities Commission (the “ASC”); and

(b)           the term “Ontario Securities Laws” means the Securities Act (Ontario) and the published rules, regulations, rules and orders and forms prescribed thereunder together with all applicable policy statements, multilateral or national instruments and blanket orders and rulings issued or adopted by the Ontario Securities Commission (the “OSC”).

Opinions

Based upon and subject to the foregoing and subject to the assumptions and qualifications hereinafter set forth, we are of the opinion that:

Corporate and Partnership Status

1.             Each of Canadian Finco and AB Access Gas is a valid and subsisting corporation under the laws of Alberta.

2.             Each of EnerStream and ON Access Gas is a valid and subsisting corporation under the laws of Ontario.

3.             Each of Niska Canada and Niska GP Alberta is a valid and subsisting unlimited liability corporation under the laws of Alberta.

4.             AECO is a general partnership existing under the laws of Alberta.

Capacity

5.             Each Corporate Transaction Party has the corporate power and capacity to own or lease its property and conduct its business.

6.             Each Corporate Transaction Party has the corporate power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

7.             Each of Niska Canada and Niska GP Alberta, as the general partners of AECO, has the power and authority pursuant to the Partnership Agreement and Alberta Law, to conduct the business and affairs of, and to own and operate the property and assets of AECO, and to execute and, to the extent governed by Alberta Law, deliver the Transaction Documents to which AECO is a party, and to perform the obligations of AECO under the Transaction Documents to which it is a party.

Authorization and Execution

8.             The execution and, to the extent governed by Alberta Law or Ontario Law, delivery, by each Corporate Transaction Party of each of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder, and, with respect to the Canadian Issuers, the issuance of the Canadian Notes, has been duly authorized by all necessary corporate action on the part of such Corporate Transaction Party, and each Transaction Document has been duly executed, and to the extent governed by Alberta Law or Ontario Law, delivered, by each Corporate Transaction Party which is a party thereto.

9.             The execution and, to the extent governed by Alberta or Ontario Law, delivery, by Niska Canada, as managing partner of AECO, of each of the Transaction Documents to which AECO is a party, and the performance by AECO of its obligations thereunder has been duly authorized by all necessary action in accordance with AECO’s Partnership Agreement and all necessary corporate action on the part of Niska Canada.

10.           Each Transaction Document to which AECO is a party has been duly executed and delivered by Niska Canada, as managing partner of AECO.

Ownership of Securities

11.           Niska Gas Storage Canada, L.P. is the registered holder of 35 Common Shares of Niska Canada (the “Niska Canada Securities”).  The Niska Canada Securities have been duly authorized and validly issued in accordance with the articles and by-laws of Niska Canada, and are fully paid and non-assessable shares of Niska Canada and are the only outstanding shares of Niska Canada.

12.           Niska Canada is the registered holder of:

(a)           1,000 Class A Common Shares of Canadian Finco (the “Canadian Finco Securities”); and

(b)           200 Common Shares of Niska GP Alberta (the “Niska GP Alberta Securities”),

and:

(c)           the Canadian Finco Securities have been duly authorized and validly issued in accordance with the articles and by-laws of Canada Finco, are fully paid and non-assessable shares of Canada Finco and are the only outstanding shares of Canadian Finco; and

(d)           the Niska GP Alberta Securities have been duly authorized and validly issued in accordance with the articles and by-laws of Niska GP Alberta, are fully paid and non-assessable shares of Niska GP Alberta and are the only outstanding shares of Niska GP Alberta.

13.           Niska GP Alberta and Niska Canada are the two general partners of AECO, with a 1% and 99% general partner interest in AECO, respectively.

14.                                 AECO is the registered holder of:

(a)                                  100 Class A Common Shares of EnerStream (the “EnerStream Securities”);

(b)                                 100 Common Shares of AB Access Gas (the “AB Access Gas Securities”); and

(c)                                  100 Class A Common Shares of ON Access Gas (the “ON Access Gas Securities”),

and:

(d)                                 the EnerStream Securities have been duly authorized and validly issued in accordance with the articles and by-laws of EnerStream, are fully paid and non-assessable shares of EnerStream and are the only outstanding shares of EnerStream;

(e)                                  the AB Access Gas Securities have been duly authorized and validly issued in accordance with the articles and by-laws of AB Access Gas, are fully paid and non-assessable shares of AB Access Gas and are the only outstanding shares of AB Access Gas; and

(f)                                    the ON Access Gas Securities have been duly authorized and validly issued in accordance with the articles and by-laws of ON Access Gas, are fully paid and non-assessable shares of ON Access Gas and are the only outstanding shares of ON Access Gas.

Approvals

15.                                 No authorization, consent, license, approval or order from or filing with any court, government or governmental or regulatory agency, body or other authority having jurisdiction in Alberta or Ontario is required for the execution or delivery by a Niska-Canada Group Entity of the Transaction Documents or the Offering Documents to which such Niska-Canada Group Entity is a party, or the performance by such Niska-Canada Group Entity of its obligations thereunder, including the issuance and sale of the Canadian Notes, other than the filing by or on behalf of the Issuers within the prescribed time period in connection with an exempt distribution of the Units, of the Canadian Offering Memorandum in Ontario and a report of exempt distribution on Form 45-106F1 prepared and executed in accordance with Alberta Securities Law and Ontario Securities Law, if required, together with the requisite filing fees, if any.

Compliance with Law

16.                                 The execution and, to the extent governed by Alberta Law or Ontario Law, delivery by each Corporate Transaction Party of each of the Transaction Documents to which it is a party and the performance of their respective obligations thereunder do not breach, contravene or conflict with or result in a default under:

(a)                                  any provision of such Corporate Transaction Party’s articles or by-laws or any unanimous shareholder agreement relating to it; or

(b)                                 Alberta Law or Ontario Law.

17.                                 The execution and, to the extent governed by Alberta Law, delivery and performance by, Niska Canada, as managing partner of AECO, of each of the Transaction Documents to which AECO is a party and the performance of its obligations thereunder do not breach, contravene, or conflict with or result in a default under:

(a)                                  any provision of  Niska Canada’s articles of incorporation or by-laws or any unanimous shareholder agreement relating to it;

(b)                                 any provision of the Partnership Agreement; or

(c)                                  Alberta Law.

Approval of Canadian Notes

18.                                 The form and terms of the definitive certificates representing the Canadian Notes have been duly approved and adopted by the board of directors of the Canadian Issuers and comply with all legal requirements relating thereto.

Securities Law Matters

19.                                 The:

(a)                                  offering, issue, sale and delivery of the Units by the Issuers to the Representatives; and

(b)                                 offering and resale by the Representatives of the Units in accordance with the provisions of the Purchase Agreement and the Offering Documents to purchasers in Alberta and Ontario, are exempt from the prospectus and registration requirements of Alberta Securities Laws and Ontario Securities Laws and no other documents are required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities required to be made, taken or obtained under Alberta Securities Laws and Ontario Securities Laws to permit such offering, issuance, sale and delivery by the Issuers or by or through persons permitted to sell the Units under such laws, other than the filing by or on behalf of the Issuers within the prescribed time period, of a report of exempt distribution on Form 45-106F1 prepared and executed in accordance with Alberta Securities Laws and Ontario Securities Laws, if required, together with the requisite filing fees, if any.

20.                                 The first trade in the Units or the US Notes or the Canadian Notes by holders in Alberta or Ontario after the initial resale by the Representatives will other than a trade which is otherwise exempt from the requirements of Alberta Securities Laws or Ontario Securities Laws, as applicable will be a distribution and subject to the prospectus requirements of such laws unless:

(a)                                  such trade is not a “control distribution” within the meaning of National Instrument 45-102 - Resale of Securities (“NI 45-102”);

(b)                                 each of the Issuers of the securities is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade;

(c)                                  at least four months have elapsed from the “distribution date” (as that term is defined in NI 45-102) of issuance of the securities;

(d)                                 the certificates representing the securities are endorsed with the legend required by section 2.5(2)3(ii) of NI 45-102;

(e)                                  no unusual effort is made to prepare the market or create a demand for the securities that are the subject of the trade;

(f)                                    no extraordinary commission or consideration is paid to a person or a company in respect of the trade; and

(g)                                 if the selling security holder is an insider or officer of the relevant Issuer, the selling security holder has no reasonable grounds to believe that such Issuer is in default of securities legislation.

Conflict of Law Matters

21.                                 A court of competent jurisdiction in Alberta (an “Alberta Court”) or a court of competent jurisdiction in Ontario (an “Ontario Court”, and collectively with the Alberta Court, a “Canadian Court”) would give effect to the choice of the laws of the State of New York (the “Foreign Law”) as the proper law governing the New York Documents, provided that such choice of law is bona fide and legal and provided that such choice of law is not contrary to public policy, as that term is understood under Alberta Law or Ontario Law, as applicable.  We are not aware of any reasons based on public policy, as that term is understood under Alberta Law or Ontario Law, for avoiding the choice of New York law to govern the New York Documents.

22.                                 If the choice of the Foreign Law as the governing law of the New York Documents is a valid choice of law, then in an action brought before a Canadian Court for the enforcement of any of the New York Documents, the Foreign Law would, to the extent specifically pleaded and proved as a fact by expert evidence, be recognized and applied by a Canadian Court to all issues that under the conflict of law rules of Alberta Law or Ontario Law, as applicable, are to be determined in accordance with the proper or governing law of a contract, except that a Canadian Court will not apply any Foreign Law:

(a)                                  that it characterizes as being of a foreign revenue, expropriatory, penal or public law nature;

(b)                                 the application of which would be inconsistent with “public policy”, as such term is applied by a Canadian Court;

(c)                                  if it determines that the choice of law was not freely made or if it is unable to find a substantial connection between the Foreign Law and the subject matter of the New York Documents (although we are not aware of any reason that would cause a Canadian Court to find that the choice of law was not freely made or that there is no substantial connection between the Foreign Law and the subject matter of the New York Documents);

(d)                                 to the extent that provisions of Alberta Law or Ontario Law, as applicable, have overriding effect;

(e)                                  that it determines or characterizes to be procedural laws;

(f)                                    that would require the performance  of any obligation that is illegal in any jurisdiction in which the obligations is to be performed; or

(g)                                 that it chooses, through such court’s inherent right not to recognize foreign law, not to apply (we are not, however, aware of any criteria other than those expressed above that would be applied by a Canadian Court in guiding its decision to apply the Foreign Law).

We are not aware of any reason that any of the New York Documents would be held to be inconsistent with public policy, as such term is understood under Alberta Law or Ontario Law.

23.                                 Subject to applicable bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent transfer, winding-up, moratorium, fraudulent preference, or other laws of general application relating to or affecting the enforcement of the rights of creditors generally, a Canadian Court would give a judgment in Canadian dollars based on a final and conclusive judgment in personam issued by any court in the State of New York (each a “Foreign Court”) based upon any New York Documents that has not been satisfied and is not impeachable as void or voidable under the Foreign Law for a definite sum of money and without reconsideration of the merits if:

(a)                                  the Foreign Court rendering such judgment had jurisdiction according to Alberta Law or Ontario Law, as applicable, conflict of laws rules over the judgment debtor and the subject matter, the judgment debtor was duly served with process in a manner recognized by a Canadian Court (and the submission to the jurisdiction of the Foreign Court will satisfy this requirement), and, if the jurisdiction of the Foreign Court was based on personal service alone, the Foreign Court was not a seriously inconvenient forum for the trial of the action;

(b)                                 such judgment is enforceable where rendered;

(c)                                  such judgment was not obtained by fraud or in a manner contrary to “natural justice” and the enforcement thereof would not be inconsistent with “public policy”, as such terms are applied by a Canadian Court (and we are not aware of any reason under

Alberta Laws or Ontario Laws, as applicable, for avoiding a judgment of a Foreign Court provided the requirements identified in this paragraph are otherwise satisfied);

(d)                                 such judgment is not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

(e)                                  the enforcement of such judgment would not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, penal, or public laws;

(f)                                    a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by any other foreign or domestic authority which decision meets the necessary conditions for recognition under Alberta Law or Ontario Law, as applicable;

(g)                                 after the date of such judgment in the Foreign Court, the action to enforce such judgment is commenced in an Alberta court within the applicable limitation period under Alberta Law or Ontario Law, as applicable;

(h)                                 such judgment is a subsisting judgment and has not been satisfied;

(i)                                     no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the Canadian Court; and

(j)                                     a Canadian Court has the discretion to stay or deny the enforcement of a judgment if the underlying decision is the subject of appeal.

24.                                 The submission by the Niska-Canada Group Entities to the jurisdiction of the courts of New York and the federal courts of the United States of America sitting in New York, New York contained in Section 18 of the Purchase Agreement would be recognized by a Canadian Court as a valid submission to the jurisdiction of such courts, provided that the provisions of the Purchase Agreement respecting service of process are complied with.

Offering Memorandum Matters

25.                                 The statements in the Offering Memorandum under the heading “Certain Canadian Federal Income Tax Considerations” are an accurate summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to purchasers who, for the purposes of the Tax Act and at all relevant times, are not resident in Canada or deemed to be resident in Canada, do not use or hold and are not deemed to use or hold the Canadian Notes and the US Notes in carrying on business in Canada, hold the Canadian Notes and the US Notes as capital property, deal at arm’s length with and are not affiliated with the Canadian Issuers and US Issuers, and deal at arm’s length and are not affiliated with any transferee to whom the purchaser assigns, transfers or otherwise disposes of a Canadian Note and a US Note, other than purchasers who carry on an insurance business in Canada and elsewhere.

AECO Hub Permits

26.                                 The relevant members of the Niska-Canada Group Entities have such material permits, consents and authorizations of governmental or regulatory authorities of Canada and of Alberta (the “Required Governmental Approvals”) as are necessary to own or lease and operate the gas storage facilities described as “AECO Hub” in the Offering Documents, as they are currently being used as described in the Offering Documents, except where the failure to have any Required Governmental Approval would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.  Notwithstanding the foregoing we express no opinion as to the title, validity, enforceability or sufficiency of any of the surface or subsurface rights purported to be held by the Niska-Canada Group Entities or as to the validity, enforceability or sufficiency of any operating agreements or any of the surface and subsurface land agreements including without limitation any of the natural gas storage agreements, leases, unit agreements, trust arrangements or other similar instruments pertaining to subsurface mineral rights (including those with the Crown) or any access agreements, right-of-ways, easements leases or other similar instruments pertaining to surface rights (including those with the Crown).

Qualifications

The foregoing opinions are subject to the following qualifications:

1.                                       Our opinions in paragraphs 21, 22, 23 and 24 are subject to the following:

(a)                                  applicable bankruptcy, insolvency, winding up, arrangement, liquidation, reorganization, moratorium, fraudulent transfer, fraudulent preference and other similar laws affecting the enforcement of the rights of creditors generally;

(b)                                 general principles of equity including, without limitation, the discretionary nature of equitable remedies, the equitable and statutory power of a court to grant relief from forfeiture, to stay proceedings before it and to stay the execution of judgments;

(c)                                  applicable laws regarding limitations of actions;

(d)                                 the discretion which a court has to decline to hear an action if it is contrary to public policy for it to do so or if it is not the proper forum to hear such action; and

(e)                                  provisions of the Transactions Documents which (i) provide for the waiver of certain statutory, legal or equitable rights or the protection of doctrines, principles or laws viewed by a court as based on public policy or (ii) absolve or purport to absolve a party from responsibility for its acts, may not be enforceable;

2.                                       No opinion is expressed herein as to the enforceability of the New York Documents except as may be provided in opinions 21, 22, 23 and 24;

3.                                      Under the Judgment Interest Act (Alberta), interest after judgment may be limited to a rate that is lower than the rate provided for contractually;

4.                                       Canadian courts will not give a monetary judgment in a currency other than that of Canada;

5.                                       Interest after default may be limited to the rate of interest payable in the absence of default;

6.                                       We express no opinion as to the enforceability of any provision of any of the Transaction Documents which states that amendments or waivers of or with respect to such Transaction Document that are not made in writing will not be effective;

7.                                       We express no opinion as to the enforceability of any provision of the Transaction Documents which requires a Transaction Party to pay, or indemnify the Trustee or any Holder for, the costs and expenses of the Trustee or any Holder in connection with judicial proceedings, as such provision may derogate from a court’s discretion to determine by whom and to what extent those costs should be paid;

8.                                       We express no opinion as to the enforceability of any provision of the Transactions Documents which purports to allow the severance of an invalid, illegal, prohibited or unenforceable provision or restrict its effect without affecting the validity or enforceability of the Transactions Documents;

9.                                       For greater certainty, with respect to opinion 25, we express no opinion as to matters governed by laws other than Alberta Law or Ontario Law and further express no opinion with respect to disclosure of the Indenture or the Units;

10.                                 No opinion is expressed with reference to compliance with the Personal Information Protection and Electronic Documents Act (Canada), the Personal Information Protection Act (Alberta) or any privacy laws of any other jurisdiction;

11.                                 We express no opinion with respect to any insider or other similar report which may be required to be filed under Applicable Securities Laws by the Representatives or any subsequent purchaser of the Units;

12.                                 With respect to the Searches described herein, it should be noted that such searches will not reveal:

(a)                                  security interests that may have been granted by predecessors or successors in interest to any applicable collateral,

(b)                                 interests of parties in respect of any applicable collateral under agreements which are not required to be registered in Alberta or Ontario,

(c)                                  a lien, charge or other interest given by an act or rule of law in force in Alberta or Ontario other than pursuant to the Personal Property Security Act (Alberta) or Personal Property Security Act (Ontario), or

(d)                                 interests in any applicable collateral governed by an Act of the Parliament of Canada, other than section 427 of the Bank Act (Canada);

13.                                 The statements made herein are expressed herein are qualified with respect to any errors or omissions in any printed search results provided by the Alberta PPR, under the Ontario PPSA  or by the Bank Act Registry.  No opinion is expressed herein as to the priority of any security interests in any assets.

The opinions expressed herein are given as at the date hereof and are based upon, and subject to, legislation and regulation in effect as of the date hereof and the facts of which we are aware as of the date hereof.  We specifically disclaim any obligation, and make no undertaking to supplement our opinions herein, as changes in the law occur and facts come to our attention that could affect such opinions, or otherwise advise any person of any change in law or fact which may come to our attention after the date hereof.

This opinion is for the sole benefit of the addressees hereof and their successors and assigns, which from time to time become Holders under and in accordance with the Indenture, and may not be relied upon by any other party or in respect of any other transaction without our express written consent, provided however The Bank of New York Mellon may only rely upon Opinions 1-10, 15-18 and 21-24.

Yours truly,

/s/ Bennett Jones LLP

SCHEDULE “A”

SEARCHES

We have conducted the following searches in the following registries or under the following statutes, as applicable with a file currency of March 4, 2010 against the following debtor names.  The results of these searches are attached.

Searches:

1.                                       Alberta PPR

2.                                       Ontario PPSA

3.                                       Bank Act Registry

Debtor Names:

1.                                       Niska Canada,

2.                                       Canadian Finco,

3.                                       AECO,

4.                                       Niska GP Alberta,

5.                                       EnerStream,

6.                                       BC Access Gas,

7.                                       AB Access Gas, and

8.                                       ON Access Gas.

A-1